Exhibit 99.1

Steel Excel Announces Agreement to Acquire Sun Well Services
And
Reports Fiscal 2012 First Quarter Financial Results

San Ramon, CA, May 1, 2012 (GLOBE NEWSWIRE) – Steel Excel Inc. (Other OTC:SXCL.PK) (“Steel Excel” or the “Company”) today announced that it has entered into a definitive agreement to acquire Sun Well Services, Inc. (“Sun Well”) the operating subsidiary of BNS Holding, Inc. (“BNS”). Sun Well is a provider of premium well services to oil and gas exploration and production companies operating in the Williston Basin in North Dakota and Montana. The Company also announced results for its first fiscal quarter ended March 31, 2012.

ACQUISITION OF SUN WELL

Pursuant to the definitive Share Acquisition Agreement (the “Agreement”), Steel Excel will acquire all of the capital stock of SWH, Inc., the parent company of Sun Well, for an acquisition price of $85 million less net debt (debt outstanding minus cash), subject to certain adjustments. The acquisition price will be paid through a combination of up to 2,200,000 shares of common stock of Steel Excel, valued at $30 per share, and cash. Affiliates of Steel Partners Holdings LP (the “Steel Parties”) currently own approximately 40% of the Company, and approximately 85% of BNS.

As a result of the acquisition, the Steel Parties will beneficially own slightly over 50% of the outstanding common stock of Steel Excel. Pursuant to the Agreement, the Steel Parties are entitled to purchase up to 200,000 Steel Excel shares in the open market prior to the completion of the acquisition, or exercise an option on or immediately prior to the closing date to purchase from the Company newly issued shares of common stock at a purchase price of $30 per share, provided that such purchases would not cause a “change of ownership” of Steel Excel under Section 382 of the U.S. Internal Revenue Code.

The parties intend that the transaction will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Consequently, following the completion of the Company’s acquisition of SWH, Inc., BNS intends to liquidate and distribute its assets to its stockholders. The Agreement provides that BNS will distribute its remaining cash, after payment or making reserve for all of its claims and obligations, to its stockholders other than Steel Parties, and that the Steel Parties will receive the Steel Excel shares issued in the transaction.

For the three months ended March 31, 2012 and the fiscal year ended December 31, 2011, Sun Well had revenues of $12.4 million and $33.0 million and net income of $2.1 million and $5.0 million, respectively.

Each of the Company and BNS appointed a special committee of independent directors to consider and negotiate this transaction because of the interest of the Steel Parties in each company.

Houlihan Lokey Capital, Inc. acted as financial advisor to the Steel Excel special committee, and the law firm of Bryan Cave LLP, New York, NY, served as legal counsel for the Steel Excel special committee.

FINANCIAL RESULTS

Highlights of first quarter of the Company’s fiscal 2012 included the acquisition of the business and assets of Eagle Well Services, Inc. on February 9, 2012, which now operates as Well Services Ltd. (“Well Services”), and $14.8 million in net revenues. Well Services is a leader in the oilfield service industry in the Bakken basin. The purchase price for this acquisition was $48.1 million in cash. Well Services is included in our oilfield servicing reporting segment.

Revenues for the first quarter ended March 31, 2012 aggregated $14.8 million, with a gross margin of $5.7 million. The Company now operates in two reporting segments: sports-related and oilfield services. The sports-related reporting segment had revenues of $0.5 million with a gross margin of $0.2 million, while the oilfield services reporting segment had revenues of $14.3 million with a gross margin of $5.5 million.

During the first quarter of fiscal 2011, Steel Excel did not have any revenues as it was working to redeploy its capital. This redeployment began in the second half of 2011, with acquisitions of sports-related businesses and oilfield services businesses.

Operating expense for the first quarter ended March 31, 2012 aggregated $7.7 million, with the sports-related and oilfield services reporting segments representing $3.3 million and $2.1 million, respectively. The sports-related operating expenses include write-downs of goodwill, inventory and property and equipment for The Show, which totaled $2.0 million. The Show is not meeting forecasted projections, with no expectation to perform as represented when acquired.

The loss from operations for the first quarter ended March 31, 2012 was $2.0 million compared to a loss from operations of $2.4 million for the comparable prior year period.

Steel Excel had a net loss of $1.6 million for the first quarter of fiscal 2012 or ($0.14) per basic share compared to a net income of $1.8 million or $0.17 per basic share for the comparable prior year period.

EBITDA for the first quarter ended March 31, 2012 was a $1.9 million compared to a negative $1.6 million for the first quarter of fiscal 2011. EBITDA margin for the first quarter of fiscal 2012 was 12.7% compared to 0.0% for the same quarter of fiscal 2011, as there were no revenues in the quarter ended April 1, 2011. For the first fiscal quarter ended March 31, 2012, EBITDA for the oilfield services and sports-related reporting segments were $5.1 million and a negative $1.0 million, respectively, with EBITDA margins of 36.0% and 0.0%, respectively. The Company did not have these reporting segments in FY2011.

EBITDA is defined as earnings before interest income (expense), income taxes, depreciation and amortization, and stock-based compensation. EBITDA margin is defined as EBITDA divided by net revenue. EBITDA and EBITDA margin are not intended to replace operating income (loss), net income (loss), cash flows, and other measures of financial performance and liquidity reported in accordance with accounting principles generally accepted in the United States (“GAAP”). A reconciliation of net (loss) income to EBITDA follows the GAAP financial tables.

The Company noted that the financial statements for the first quarter ended March 31, 2012 have not been completed. The revenues, operating expenses and loss described in this release are based on management’s best estimates and remain subject to change and refinements that could occur during the quarter-end close process. The Company expects to provide a full and final report with regards to the first fiscal quarter ended March 31, 2012 in its Quarterly Report on Form 10-Q, which it expects to file with the Securities and Exchange Commission on or about May 10, 2012.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES.

ABOUT STEEL EXCEL

Steel Excel's business is to identify and acquire profitable business operations in which it can utilize its existing working capital and maximize the use of Steel Excel’s net operating losses. The identification of new business operations includes, but is not limited to, businesses in the oilfield services, sports, training, education, entertainment and lifestyle industries. More information is available at the Company’s website: www.steelexcel.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements such as “will,” “believe,” “are projected to be” and similar expressions are statements regarding future events or the future performance of Steel Excel, and include statements regarding projected operating results. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include, but are not limited to: Steel Excel’s ability to consolidate and manage its newly acquired businesses, including Sun Well if the acquisition is consummated; failure to achieve expected cost savings and other synergies from the acquisition; Steel Excel's ability to identify suitable acquisition candidates or business and investment opportunities; the ability to realize the benefits of our net tax operating losses; the possibility of being deemed an investment company under the Investment Company Act of 1940, as amended, which may make it difficult for us to complete future business combinations or acquisitions; the potential need to record impairment charges for marketable securities based on current market conditions; fluctuations in demand for Steel Excel’s services; operating risks inherent in the oilfield services industry; environmental and other health and safety laws and regulations, including those relating to climate change; general economic conditions and our expected liquidity in future periods. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 on file with the Securities and Exchange Commission. Except as required by law, we assume no obligation to update any forward-looking information that is included in this release.

Steel Excel Inc.
Investor Relations, 408-957-7811
Investor_Relations@steelexcel.com

Steel Excel Inc.
Statement of Operations
(unaudited)

	Three-month Period Ended:
	March 31, 2012	April 1, 2011
	(in thousands, except per share amounts)

Net revenues	$14,807	$-

Cost of revenues	9,063	-

Gross margin	5,744	-

Operating expenses:
Selling, general and administrative	7,705	2,382
Restructuring charges	-	38
Total operating expenses	7,705	2,420

Loss from operations	(1,961)	(2,420)

Interest and other income (expense), net	(229)	5,332

(Loss) income from operations before income taxes	(2,190)	2,912

Benefit from (provision for) income taxes	33	(1,095)

Net (loss) income	(2,157)	1,817

Net (loss) income attributable to non-controlling interest	(580)	-

Net (loss) income attributable to Steel Excel Inc.	$(1,577)	$1,817

Income per share attributable to Steel Excel Inc.:
Basic	$(0.14)	$0.17
Diluted	$(0.14)	$0.17

Shares used to compute income per share:
Basic	10,891	10,880
Diluted	10,891	10,888

Steel Excel Inc.
Balance Sheets
(unaudited)

	March 31, 2012	December 31, 2011
	(in thousands)

Assets
Current assets:
Cash and cash equivalents	$45,438	$8,487
Marketable securities	224,013	314,941
Accounts receivable, net of allowance of $0 and $80, respectively	11,586	4,660
Prepaid expenses and other current assets	3,565	2,055
Total current assets	284,602	330,143
Property and equipment, net	45,374	21,060
Goodwill	16,574	8,244
Intangible assets, net	19,273	5,786
Other long-term assets	3,476	3,444

Total assets	$369,299	$368,677

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,601	$1,841
Accrued and other liabilities	5,027	3,826
3.4% convertible senior subordinated notes	346	346
Total current liabilities	8,974	6,013
Other long-term liabilities	10,753	10,737
Deferred income taxes	44	30
Total liabilities	19,771	16,780

Stockholders' equity:
Common stock	108	108
Additional paid-in capital	171,564	171,539
Accumulated other comprehensive income	431	743
Retained earnings	177,502	179,079
Non-controlling interest	(77)	428
Total stockholders' equity	349,528	351,897

Total liabilities and stockholders' equity	$369,299	$368,677

Steel Excel Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited)

	Three-Month Period Ended:
	March 31, 2012	April 1, 2011
	(in thousands)

Reconciliation of Net (Loss) Income to EBITDA:
Net (loss) income attributable to Steel Excel	$(1,577)	$1,817
Non-controlling interest	(580)	-

Net (loss) income	(2,157)	1,817
Interest and other (income) expense, net	229	(5,332)
(Benefit from) provision for income taxes	(33)	1,095

Operating loss	(1,961)	(2,420)
Depreciation and amortization	1,831	774
Impairment of long-lived assets	1,981	-
Stock-based compensation	25	8

EBITDA	$1,876	$(1,638)

Calculation of EBITDA Margin:
EBITDA	$1,876	$(1,638)
Net revenues	$14,807	$-

EBITDA Margin	12.7%	-

EBITDA Information by Segment:
Sports-related
EBITDA	$(1,001)	$-
Net revenues	$517	$-
EBITDA margin	-	-

Oilfield services
EBITDA	$5,148	$-
Net revenues	$14,289	$-
EBITDA margin	36.0%	-